UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

PANHANDLE EASTERN PIPE LINE COMPANY, LP
(Exact name of registrant as specified in its charter)

Delaware	1-2921	44-0382470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

The parent of Panhandle Eastern Pipe Line Company, LP (“Panhandle”), Southern Union Company (“Southern Union”), today issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it has completed preliminary damage assessments of its operations following Hurricanes Gustav and Ike.

The press release details that (i) inspections have identified only limited and isolated damage at Panhandle’s onshore Texas and Louisiana transportation & storage facilities, including Trunkline Gas Company, LLC ("TGC") and Trunkline LNG Company, LLC; (ii) Panhandle’s onshore facilities are fully operational; and (iii) Panhandle’s offshore facilities, including Sea Robin Pipeline Company, LLC and TGC’s Terrebonne system, have suffered damage to several platforms and are continuing to experience reduced volumes.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

        Exhibit No.                   Exhibit

99.1	Southern Union’s October 1, 2008 Press Release

This 8-K includes forward-looking statements. Although Panhandle believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Panhandle's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Panhandle, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANHANDLE EASTERN PIPE LINE COMPANY, LP
(Registrant)
Date: October 1, 2008	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President and Secretary

EXHIBIT INDEX

              Exhibit No.                                     Description

99.1	Southern Union’s October 1, 2008 Press Release